Exhibit 10.1

SECOND AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (“Second Amendment”) is made and entered into as of the 31th day of March, 2006, by and among MTR GAMING GROUP, INC., a Delaware corporation (“MTRI”), MOUNTAINEER PARK, INC., a West Virginia corporation (“MPI”), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation (“SGLVI”), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (“PIDI”), SCIOTO DOWNS, INC., an Ohio corporation (“SDI”), and SPEAKEASY GAMING OF FREMONT, INC., a Nevada corporation (“SGFI” and together with MTRI, MPI, SGLVI, PIDI and SDI, collectively referred to as the “Borrowers”), WELLS FARGO BANK, National Association, NATIONAL CITY BANK OF PENNSYLVANIA, CIT LENDING SERVICES CORPORATION and PNC BANK, National Association (each individually a “Lender” and, together with each additional financial institution which may hereafter become a lender pursuant to Section 10.10(b) of the Credit Agreement, collectively, the “Lenders”), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the “Swingline Lender”), and WELLS FARGO BANK, National Association, as the issuer of letters of credit (in such capacity, together with its successors and assigns, the “L/C Issuer”) and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the “Agent Bank” and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the “Banks”).

R_E_C_I_T_A_L_S:

WHEREAS:

A.            Borrowers and Banks (National City Bank of Pennsylvania, CIT Lending Services Corporation and PNC Bank, National Association having acquired their respective Syndication Interests by Assignment, Assumption and Consent Agreement dated effective as of March 27, 2006) entered into a Fourth Amended and Restated Credit Agreement dated as of December 27, 2005, as amended by First Amendment to Fourth Amended and Restated Credit Agreement dated as of March 23, 2006 (the “Existing Credit Agreement”) for the purpose of establishing a revolving line of credit in the initial principal amount of Eighty-Five Million Dollars ($85,000,000.00), including a subfacility for the funding of swingline advances up to the maximum aggregate amount of Ten Million Dollars ($10,000,000.00) at any time outstanding and a subfacility for the issuance of letters of credit up to the maximum aggregate amount of Fifty-Five Million Dollars ($55,000,000.00).

B.            For the purpose of this Second Amendment, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Credit Agreement and any reference to a provision of the Existing Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein.

C.            MTRI, as the issuer, and MPI, SGLVI, PIDI and SDI, as the guarantors may attempt to offer and sell up to One Hundred Twenty-Five Million Dollars ($125,000,000.00) of unsecured senior subordinated notes (“Senior Subordinated Notes”).

D.            Borrowers have requested the following additional amendments and modifications to the Existing Credit Agreement:

(i)            Increasing the Aggregate Commitment from Eighty-Five Million Dollars ($85,000,000.00) to One Hundred Five Million Dollars ($105,000,000.00), an increase of Twenty Million Dollars ($20,000,000.00) (the “Commitment Increase”);

(ii)           Restating the Insurance requirements set forth in Section 5.09;

(iii)          Restating Section 6.01 for the purpose of increasing the maximum permitted Leverage Ratio for the Fiscal Quarter ending March 31, 2006 only, from 4.35 to 1.00 to 5.25 to 1.00; and

(iv)          Amending Section 6.04 for the purposes of permitting the incurrence of the Indebtedness to be evidenced by the Senior Subordinated Notes up to the maximum aggregate amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00).

E.             Subject to the terms, provisions and conditions hereinafter set forth, Banks have agreed to the amendments, revisions and modifications set forth in this Second Amendment.  Furthermore, Wells Fargo Bank, National Association (the “Increasing Lender”) has agreed, subject to the terms, conditions, additional modifications and provisions set forth in this Second Amendment, to fund the entire Commitment Increase.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

1.             Definitions.  As of the Second Amendment Effective Date, Section 1.01 of the Existing Credit Agreement entitled “Definitions” shall be and is hereby amended to include the following definitions.  Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

“Aggregate Commitment” shall mean reference to the aggregate amount committed by Lenders for advance to or on behalf of the Borrower Consolidation as Borrowings under the Credit Facility up to the maximum principal amount of One Hundred Five Million Dollars ($105,000,000.00) as of the Second Amendment Effective Date, as may be reduced or limited from time to time by: (i) Voluntary Permanent Reductions, (ii) Mandatory Commitment Reductions, and/or (iii) as provided in Paragraph 2(c) of the Second Amendment.

“Commitment Increase” shall have the meaning ascribed to such term in Recital Paragraph D(i) of the Second Amendment.

“Credit Agreement” shall mean the Existing Credit Agreement as amended by the Second Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

“Existing Credit Agreement” shall have the meaning set forth in Recital Paragraph A of the Second Amendment.

“Fee Side Letter” shall mean the Side Letter of Understanding Regarding Commitment Increase Fee dated concurrently with the Second Amendment, executed by and between Agent Bank and Borrowers concerning payment of the fee more particularly therein described.

“Increasing Lender” shall have the meaning ascribed to such term in Recital Paragraph E of the Second Amendment.

“Revolving Credit Note” shall mean the Revolving Credit Note (First Restated), a copy of which is marked “Exhibit A”, affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, executed by Borrowers on or before the Second Amendment Effective Date, payable to the order of Agent Bank on behalf of the Lenders, evidencing the Credit Facility, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time, which restated Exhibit A shall fully restate and supersede Exhibit A attached to the Existing Credit Agreement.

“Schedule of Lenders’ Proportions in Credit Facility” shall mean the Schedule of Lenders’ Proportions in Credit Facility, a copy of which is set forth as Schedule 2.01(a), affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, setting forth the respective Syndication Interest and maximum amount to be funded under the Credit Facility by each Lender as of the Second Amendment Effective Date, as the same may be amended or restated from time to time in connection with an Assignment and Assumption Agreement, which revised Schedule 2.01(a) shall fully restate and supersede Schedule 2.01(a) attached to the Existing Credit Agreement and all previous amendments and restatements thereof.

“Second Amendment” shall mean the Second Amendment to Fourth Amended and Restated Credit Agreement dated as of March 31, 2006.

“Second Amendment Effective Date” shall mean March 31, 2006, subject to the occurrence of each of the Conditions Precedent set forth in Paragraph 7 of the Second Amendment.

“Senior Subordinated Notes” shall have the meaning ascribed to such term in Recital Paragraph C of the Second Amendment.

2.             Commitment Increase.  From and after the Second Amendment Effective Date:

a.             Increasing Lender shall and does hereby agree to fund the amount of the Commitment Increase, subject to the terms and conditions set forth in the Credit Agreement;

b.             The respective aggregate Syndication Interests of the Lenders in the Credit Facility shall be as set forth on the Schedule of Lenders’ Proportions in Credit Facility as of the Second Amendment Effective Date, a copy of which is marked “Schedule 2.01(a)” affixed to the Second Amendment and by this reference incorporated herein and made a part hereof, which shall restate the Schedule of Lenders’ Proportions in Credit Facility attached as Schedule 2.01(a) to the Existing Credit Agreement, and all previous amendments and restatements thereof, for the purpose of showing the Aggregate Commitment, as increased by the Commitment Increase;

c.             Notwithstanding the foregoing, however, in the event Borrowers issue the Senior Subordinated Notes, availability under the Aggregate Commitment shall be limited to Fifty-Five Million Dollars ($55,000,000.00) and use of the Credit Facility shall be limited to the L/C Facility and no Borrowings or Swingline

Advances shall be available other than Borrowings for the purpose of funding repayment of any L/C Reimbursement Obligation arising under the PIDI License Letter of Credit and/or any other Letter of Credit issued by L/C Issuer under the L/C Facility; and

d.             Notwithstanding the foregoing, however, the Commitment Fee payable under Section 2.09(b) of the Credit Agreement shall be calculated with reference to the Maximum Permitted Balance without regard to the limitations on availability under the Aggregate Commitment as set forth above.

3.             Restatement of Insurance Requirements.  As of the Second Amendment Effective Date, Section 5.09 of the Existing Credit Agreement entitled “Insurance” shall be and is hereby fully amended and restated in its entirety as follows:

“Section 5.09.  Insurance.  Until Credit Facility Termination, Borrowers shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Collateral, at their own cost and expense, and have deposited with Agent Bank the following coverages:

a.             Property Insurance.  Borrowers shall maintain a special causes of loss (“All Risk” - ISO form or equivalent), perils policy covering the buildings and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost.  Borrowers shall maintain a minimum Ten Million Dollar ($10,000,000.00) limit of coverage for the perils of flood (outside of properties located in a Federal Flood Zone “A”) and earthquake covering the Collateral and a minimum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) limit of coverage for the perils of flood for properties within Federal Flood Zone “A”.  Upon the request of Agent Bank, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Agent Bank.  The policy will include Agreed Amount (waiving co-insurance), replacement cost valuation and building ordinance endorsements.  The policy will include a standard mortgagee clause (ISO form or equivalent, i.e. Borrower’s acts will not impair mortgagee’s right to recover, exclusive payment of loss to mortgagee and automatic notice of cancellation or non-renewal to mortgagee) and provide that all losses in excess of Two Hundred Thousand Dollars ($200,000.00) be adjusted with the Agent Bank.  The Borrowers waive any and all rights of subrogation against Banks resulting from losses to property.

b.             Personal Property (including machinery, equipment, furniture, fixtures, stock).  Borrowers shall maintain a special causes of loss (“All Risk”) perils property coverage for all personal property owned, leased or for which Borrowers are legally liable.  The coverage will include a lenders’ loss payable endorsement in favor of Agent Bank.

The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than Twenty-Five Thousand Dollars ($25,000.00) for any single occurrence.  Flood and earthquake deductibles can be no more than Two Hundred Fifty Thousand Dollars ($250,000.00), if a separate deductible applies.

c.             Business Interruption/Extra Expense.  Borrowers shall maintain combined Business Interruption/Extra Expense coverage for the Hotel/Casino Facilities with a limit representing no less than one hundred percent (100%) of the net profit plus continuing expenses (including debt service) for the race track, hotel and casino facilities (including all video lottery/slot operations).  Such coverage shall include an extensions for off premises power losses at One Million Dollars ($1,000,000.00) and extended period of indemnity of one hundred eighty (180) days endorsement.  These coverages may have deductible of no greater than forty-eight (48) hours, or Twenty-Five Thousand ($25,000.00), if a separate deductible applies.  This coverage will be specifically endorsed to include Agent Bank as loss payee.

d.             Boiler and Machinery.  Borrowers shall maintain a Boiler and Machinery policy for the Casino Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Ten Million Dollars ($10,000,000.00).  The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation.  The policy may contain deductibles of no greater than Twenty-Five Thousand Dollars ($25,000.00) direct and two times average daily value for business income.

e.             Crime Insurance.  Borrowers shall obtain a comprehensive crime policy, including Innkeepers Legal and Safe Deposit Legal coverages and the following coverages:

(i)            employee dishonesty - One Million Dollars ($1,000,000.00);

(ii)           money and securities (inside) - Five Hundred Thousand Dollars ($500,000.00);

(iii)          money and securities (outside) - Five Hundred Thousand Dollars ($500,000.00);

(iv)          depositor’s forgery - One Million Dollars ($1,000,000.00);

(v)           computer fraud - One Million Dollars ($1,000,000.00).

The policy must be amended so that money is defined to include “tokens and chips” (as defined in Regulation 12.010 of the Nevada Gaming Authorities).  The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) for all coverages listed above.

f.              Commercial General Liability (1998 Form or Equivalent).  Borrowers shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions.  The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an “occurrence form”.  The policy will also include extensions for Liquor Legal Liability, Employee Benefits Legal Liability and Spectator Liability coverages (if necessary, a separate policy can be secured for Spectator Liability).  If the general liability policy contains a self-insured retention, it shall be no greater than Twenty-Five Thousand Dollars ($25,000.00) per occurrence, with an aggregate retention of no more than One Million Dollars ($1,000,000.00), including expenses.

The policy shall be endorsed to include Agent Bank as an additional insured on behalf of the Banks.  Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured.  The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not (ISO Form #CG20261185 Additional Insured - Designated Person or Organization, or Equivalent).

g.             Care, Custody and Control Liability.  Borrowers shall maintain a care, custody and control liability policy with a single limit of no less than One Hundred Thousand Dollars ($100,000.00) (each horse)/One Million Dollars ($1,000,000.00) (in the aggregate) per occurrence for any injury, damage or death to horses in the care, custody and control of the Borrowers.  The Agent Bank shall be included as an additional insured under such policy.

h.             Automobile.  Borrowers shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage “symbol 1”, providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrowers.  If the policy contains a self insured retention it shall be no greater than Ten Thousand Dollars ($10,000.00) per occurrence with an aggregate retention of no more than Two Hundred Fifty Thousand Dollars ($250,000.00), including expenses.  The following additional coverages must be purchased by Borrowers:

(i)            Garage Liability.  A One Million Dollar ($1,000,000.00) combined single limit for bodily and property damage for the garage operation.

(ii)           Garagekeepers Legal Liability.  Five Hundred Thousand Dollar ($500,000.00) limit for comprehensive and collision coverages for physical damage to vehicles in the Borrowers’ care, custody and control.  The policy can be subject to a deductible of no greater than Two Thousand Five Hundred Dollars ($2,500.00) for each auto and Ten Thousand Dollars ($10,000.00) for each loss.

i.              Workers Compensation and Employers Liability Insurance.  Borrowers shall maintain a standard workers compensation policy covering the states of Nevada, West Virginia (as West Virginia is a monopolistic state coverage must be secured through the state fund) and any other state where the company is operating, including employers liability coverage subject to a limit of no less than One Million Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit.  The policy shall include endorsements for Voluntary Compensation, Stop Gap Liability, Long-Shoreman’s and Harbors Workmans Compensation Act and Maritime Coverages (as applicable).  If the Borrowers have elected to self-insure Workers Compensation coverage in the State of Nevada (or any other state), the Agent Bank must be furnished with a copy of the certificate from the state(s) permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than One Hundred Fifty Thousand Dollars ($150,000.00) per occurrence.

j.              Retention.  If Borrowers’ general liability and automobile policies include a self-insured retention, it is agreed and fully understood that Borrowers are solely responsible for payment of all amounts due within said self-insured retentions.  Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

k.             Umbrella Liability.  An Umbrella Liability policy shall be purchased with a limit of not less than Fifty Million Dollars ($50,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs (f), (h) and (i) above.  The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in (f), (h) and (i) are written on an “occurrence” form.  This policy shall be endorsed to include the Agent Bank as an additional insured on behalf of the Banks, in the same manner set forth in Section 5.09(f) hereinabove.

l.              Key Man Life Insurance.  The Borrower Consolidation shall maintain key-man life insurance on the life of Arneault in an aggregate amount of no less than Eight Million Dollars ($8,000,000.00).  Each such key man life insurance policy or policies shall designate MTRI as the beneficiary thereof and shall provide that written notice shall be given to Agent Bank no less than thirty (30) days prior to any cancellation or termination thereof.

m.            Ratings.  Except as provided below, all policies indicated above shall be written with insurance companies licensed and admitted to do business in all states where the Borrower Consolidation, or any of them, is operating and shall be rated no lower than “A XII” in the most recent addition of A.M. Best’s or “AA-” in the most recent edition of Standard & Poor’s, or such other carrier reasonably acceptable to Agent Bank.  All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Agent Bank shall receive thirty (30) days prior written notice thereof.  The Borrowers shall furnish Agent Bank with Certificates of Insurance executed by an authorized agent evidencing compliance with all insurance provisions discussed above on an annual basis.  The Borrowers shall also furnish actual policy endorsements evidencing appropriate status of Agent Bank (as mortgagee, loss payee and additional insured).  Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages have been provided on the Restatement Date and will be provided annually on or before ten (10) days prior to the expiration of each policy.  All certificates and other notices related to the insurance program shall be delivered to Agent Bank concurrently with the delivery of such certificates or notices to such carrier or to Borrowers, or any of them, as applicable.  Notwithstanding the foregoing, however, Agent Bank, on behalf of the Lenders, consents to the following coverages with the Standard and Poor’s ratings set forth below:

(i)            Excess Liability with Great American at A-;

(ii)           Umbrella with AIG (National Union Fire Insurance Co.) at AA+;

(iii)          General Liability and Auto with American Specialty/Discover P&C at A+;

(iv)          Crime with AIG (National Union Fire Insurance Co.) at AA+;

(v)           Property Insurance with Allian, Global Risks U.S. Insurance Company at AA-, Affiliated FM at BBBpi; Continental Casualty Company at A-, Liberty Mutual Fire Insurance

Company at A, Travelers Property Casualty Company at A+ and/or Zurich American Insurance Company at A+.

n.             Other Coverage.  Any other insurance reasonably requested by Agent Bank or Requisite Lenders in such amount and covering such risks as may be reasonably required and customary in the race track hotel/casino industry in the general location of the Hotel/Casino Facilities.  Approval of any insurance by Agent Bank shall not be a representation of solvency of any insurer or sufficiency of any coverage required under this Credit Agreement.  All requirements are considered minimum in terms of the purchase and maintenance of insurance under this Credit Agreement.”

4.             Restatement of Leverage Ratio Covenant.  As of the Second Amendment Effective Date, Section 6.01 of the Existing Credit Agreement entitled “Leverage Ratio” shall be and is hereby fully amended and restated in its entirety as follows:

“Section 6.01.  Leverage Ratio.  Commencing as of the Fiscal Quarter ending March 31, 2006 and continuing as of each Fiscal Quarter end until Credit Facility Termination, the Borrower Consolidation shall maintain a Leverage Ratio no greater than the ratios described hereinbelow to be calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

Fiscal Quarter End	Maximum Leverage Ratio

As of the Fiscal Quarter ending March 31, 2006	5.25 to 1.00

As of the Fiscal Quarter ending June 30, 2006 and as of each Fiscal Quarter end through Credit Facility Termination	4.35 to 1.00”

5.             Amendment of Limitation on Indebtedness Covenant.  As of the Second Amendment Effective Date, Section 6.04 of the Existing Credit Agreement entitled “Limitation on Indebtedness” shall be and is hereby amended by adding an additional Subsection (h) as follows:

“h.           Indebtedness which may be incurred by Borrowers under the Senior Subordinated Notes up to the maximum aggregate amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00), so long as a portion of the net proceeds of such

Senior Subordinated Notes are used to reduce the Funded Outstandings under the Credit Facility to zero ($0.00) concurrently or substantially concurrent with Borrowers’ receipt of such net proceeds.”

6.             Restatement of Notices and Delivery Section.  As of the Second Amendment Effective Date, Section 10.03 of the Existing Credit Agreement entitled “Notices and Delivery” shall be and is hereby fully amended and restated in its entirety as follows:

“Section 10.03.  Notices and Delivery.

a.             The Borrowers agree that the Agent Bank may make any material delivered by the Borrowers to the Agent Bank, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrowers, any of their Subsidiaries or Affiliates, or any other materials or matters relating to this Credit Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Agent Bank, an Affiliate of the Agent Bank, or any Person that is not an Affiliate of the Agent Bank), such as IntraLinks, or a substantially similar electronic system (the “Platform”) at the expense of Borrowers.  The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent Bank nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform.  The Agent Bank and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Bank or any of its Affiliates in connection with the Platform.  Borrowers agree to pay to

Agent Bank annually in advance, the cost of maintaining and using the Platform.

b.             Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Credit Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Credit Agreement, the Agent Bank in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Agent Bank has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

c.             Notwithstanding the foregoing, any Communications may be personally served, faxed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile (or on the next Banking Business Day if such facsimile is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).  Notices to Agent Bank pursuant to Articles II shall not be effective until received by Agent Bank.

d.             For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.03) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in an Assignment and Assumption Agreement or in a written notice to all of the other parties.  All non-electronic deliveries to be made to Agent Bank for distribution to the Lenders shall be made to Agent Bank at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent Bank for delivery to each Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Agent Bank in a written notice.

7.             Conditions Precedent to Second Amendment Effective Date.  The occurrence of the Second Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below on or before March 31, 2006:

a.             Due execution by Borrowers and Banks of five (5) duplicate originals of this Second Amendment;

b.             Due execution by Borrowers of the original Revolving Credit Note (First Restated);

c.             An original Certificate of Corporate Resolution for each of the Borrowers authorizing each respective Borrower to enter into all documents and agreements to be executed by it pursuant to this Second Amendment and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective corporation;

d.             Borrowers shall have executed and delivered to Agent Bank any further amendments to the Security Documentation reasonably requested by Agent Bank for the purpose of securing repayment of the Commitment Increase and the Bank Facilities and shall pay the costs of the 110.5 endorsement or other applicable endorsement to the Title Insurance Policies evidencing its continued application to the Bank Facilities, as increased by the Commitment Increase, and to the Security Documentation;

e.             On the Second Amendment Effective Date, Borrowers shall pay the Commitment Increase Fee required in the Fee Side Letter to be retained by Agent Bank or distributed to Lenders as determined by Agent Bank.

f.              Reimbursement to Agent Bank by Borrower for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Commitment Increase and the Second Amendment, but not limited to, reasonable attorneys’ fees of Henderson & Morgan, LLC and all other like expenses remaining unpaid as of the Second Amendment Effective Date; and

g.             Such other documents, instruments or conditions as may be reasonably required by Agent Bank.

8.             Representations of Borrowers.  Borrowers hereby represent to the Banks, which representations shall survive the Second Amendment Effective Date and be deemed incorporated into Article IV of the Credit Agreement, that:

a.             The representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the Second Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank or, where applicable, the Requisite Lenders;

b.             Since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change has occurred;

c.             No event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

d.             The execution, delivery and performance of this Second Amendment, the Revolving Credit Note and each of the related documents has been duly authorized by all necessary action of Borrowers and this Second Amendment, the Revolving Credit Note and each of the related documents constitute valid, binding and enforceable obligation of Borrowers.

9.             Incorporation by Reference.  This Second Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

10.           Governing Law.  This Second Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

11.           Counterparts.  This Second Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

12.           Continuance of Terms and Provisions.  All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

13.           Replacement Schedule and Exhibit Attached.  The following replacement Schedule and Exhibit are attached hereto and incorporated herein and made a part of the Credit Agreement as follows:

Schedule 2.01(a) -	Schedule of Lenders’ Proportions in Credit Facility as of Second Amendment Effective Date

Exhibit A -	Revolving Credit Note (First Restated) - Form

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Fourth Amended and Restated Credit Agreement to be executed as of the day and year first above written.

BORROWERS:

MTR GAMING GROUP, INC., a Delaware corporation, MOUNTAINEER PARK, INC., a West Virginia corporation, SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation, PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation, SCIOTO DOWNS, INC., an Ohio corporation and SPEAKEASY GAMING OF FREMONT, INC., a Nevada corporation

By	/s/ Edson R. Arneault
Edson R. Arneault,
President

BANKS:

WELLS FARGO BANK,
National Association,
Agent Bank, Lender,
Swingline Lender and
L/C Issuer

By	/s/ Greg Rossiter
Greg Rossiter,
Assistant Vice President

NATIONAL CITY BANK OF
PENNSYLVANIA,
Lender

By	/s/ Emil Kwaczala
Emil Kwaczala,
Vice President

Address:

20 Stanwix Street
Pittsburgh, PA 15222-4802
Attn: Emil Kwaczala, VP

Telephone: (412) 644-7727
Facsimile: (412) 644-8889

CIT LENDING SERVICES CORPORATION,
Lender

By	/s/ Scott Plushay

Name	Scott Plushay

Title	VP

Address:

1 CIT Drive
Livingston, NJ 07039
Attn: Shamik Ghosh, A.V.P.

Telephone: (973) 422-3826
Facsimile: (973) 535-1732

PNC BANK,

National Association

By	/s/ David G. Schaich
David G. Schaich,
Vice President

Address:

One PNC Plaza
249 Fifth Avenue, 5th Floor
Pittsburgh, PA 15222-2707
Attn: David G. Schaich, V.P.

Telephone: (412) 762-1199
Facsimile: (412) 762-4718

SCHEDULE OF LENDERS’ PROPORTIONS

IN CREDIT FACILITY

(As of Second Amendment Effective Date)

NAME OF LENDER	MAXIMUM AMOUNT OF PRINCIPAL	PROPORTIONATE SYNDICATION INTEREST IN CREDIT FACILITY
Wells Fargo Bank, National Association	$50,000,000.00	47.6190476%
National City Bank of Pennsylvania	20,000,000.00	19.0476191%
CIT Lending Services Corporation	20,000,000.00	19.0476191%
PNC Bank, National Association	15,000,000.00	14.2857142%
TOTAL	$105,000,000.00	100.0%

SCHEDULE 2.01(a)